Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Peoples Community Capital Corporation
            -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)  Title of each class of securities to which transaction applies:


         (2)  Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                              125 Park Avenue, S.W.
                           Aiken, South Carolina 29801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002


TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of People's Community Capital Corporation, which is the holding company for People's Community Bank of South Carolina. This letter serves as notice that the Annual Meeting will be held at our new office located at: 125 Park Avenue, S.W., Aiken, South Carolina 29801 on Thursday, April 25, 2002, at 5:15 p.m., for the following purposes:

         1.   To elect four members to our Board of Directors; and

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 2002 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting. At the meeting, we will report on our performance in 2001 and answer your questions. We are pleased with our accomplishments in 2001 and look forward to discussing both the past year and our current plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                   By Order of the Board of Directors,


                                   /s/ Tommy B. Wessinger

                                   Tommy B. Wessinger
                                   Chief Executive Officer



Aiken, South Carolina
March 25, 2002

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                              125 Park Avenue, S.W.
                           Aiken, South Carolina 29801


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 25, 2002


         Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 15, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,042,988 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Tommy B. Wessinger and Thomas
H. Lyles as your representatives at the meeting. Mr. Wessinger and Mr. Lyles will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. Lyles will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Wessinger and Mr. Lyles will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 25, 2002.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2003 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2004 Annual Shareholders Meeting. Our directors and their classes are:

                Class I                   Class II                Class III
                -------                   --------                ---------

        Margaret Holley-Taylor        Raymond D. Brown         Thomas H. Lyles
         Clark D. Moore, M.D.          Alan J. George          James D. McNair
          Donald W. Thompson          Anthony E. Jones        Russell D. Phelon
        John B. Tomarchio, M.D.                              Tommy B. Wessinger

         Shareholders will elect four nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

         The Board of Directors recommends that you elect Thomas H. Lyles, James
D. McNair, Russell D. Phelon, and Tommy B. Wessinger as Class III directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. Lyles will vote your proxy to elect Mr. Lyles, Mr. McNair, Mr. Phelon, and Mr. Wessinger. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Wessinger and Mr. Lyles will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees, each of whom is a director of the bank and has been a director of the company since its formation in 1997, except for Mr. Lyles who was appointed as a director of our company and our bank in 2001:

         Thomas H. Lyles, 52, is a Class III director of our company and is the president and chief operating officer of our company and our bank. He resides in Aiken, South Carolina and is a graduate of Wofford College, Spartanburg, where he received his Bachelors Degree in Economics. Mr. Lyles received his Masters Degree in Business Administration from the University of South Carolina, Columbia. He is also a graduate of the BAI School of Bank Operations at the University of Wisconsin, Madison. From 1973 to 1989 Mr. Lyles held positions in audit, personnel, branch administration, and operations with Bankers Trust of South Carolina. In 1989 he joined Carolina Southern Bank, Spartanburg, as executive vice president, corporate secretary, and cashier. At the time of the sale of Carolina Southern, Mr. Lyles functioned as the chief operating officer, chief financial officer, and corporate secretary, and was also a member of the board of directors. He remained with Carolina Southern until 2001.

         James D. McNair, 84, is a Class III director of our company and vice chairman of our company. He resides in Aiken, South Carolina and attended the University of South Carolina. He is a graduate of Canon Trust School and the School of Banking of the South at Louisiana State University. Mr. McNair was the president of Farmers and Merchants Bank of Aiken from 1963 to 1983 and was senior executive vice president of Citizens & Southern National Bank from 1983 until 1984. He served as a member of the advisory board of NationsBank until December 1996. Mr. McNair is a past president of the South Carolina Association of Independent Bankers and the South Carolina Bankers Association. He is also a past member of the South Carolina Board of Financial Institutions and was elected Man of the Year in 1984 by the Greater Aiken Chamber of Commerce. Mr. McNair is a charter member, organizer and director of the Lower Savannah Council of Governments and president of the Lower Savannah Council of Governments Development Corporation. He is an honorary member of the Aiken Rotary Club and was also an organizer and past president of Friends of Hopelands, a charitable organization in Aiken. In 1999 Mr. McNair was recognized for 50 years in banking by the South Carolina Banker's Association. In 2000 he was named Independent Banker of the Year by the South Carolina Association of Independent Bankers.

         Russell D. Phelon, 60, is a resident of Aiken, South Carolina and is a Class III director of our company. He graduated from Rensselaer Polytechnic Institute in 1963 with a Bachelors Degree in Mechanical Engineering and attended Babson Institute in Wellesley, Massachusetts from 1963 until 1964. He is the president and chief executive officer of R.E. Phelon Company, Inc., which is headquartered in Aiken, South Carolina, of Carlin Combustion Technology, Inc. in Massachusetts, of Power Parts, Inc. in Puerto Rico, and of Phelon Motorsports, Inc. of Aiken. Mr. Phelon has served on the board of directors of Springfield Wire Company in Springfield, Massachusetts and the board of trustees of Western New England College.

         Tommy B. Wessinger, 64, is a Class III director of our company and is also the chairman and chief executive officer of our company and our bank. He is a resident of Aiken, South Carolina and attended Clemson University. He is also a graduate of the University of North Carolina School of Banking, the Graduate School of Banking of the South, L.S.U., and the Executive Management School at Columbia University. Mr. Wessinger began his banking career in 1968 with Bankers Trust of South Carolina, working in various positions and in various cities throughout South Carolina. In 1982, Mr. Wessinger became a regional executive for Bankers Trust where he was responsible for all branches throughout a ten county region, including Aiken County. Mr. Wessinger continued to serve in this role after NCNB acquired Bankers Trust from 1986 until 1992. Following the merger of C&S Bank and NCNB, which resulted in the formation of NationsBank, Mr. Wessinger was employed by NationsBank as a senior banking executive and senior commercial area executive for the Aiken County area from 1992 until his retirement in 1995. Mr. Wessinger is a recipient of The Order of the Palmetto and was named Man of the Year in 1994 by the Greater Aiken Chamber of Commerce. He is a member of the board of directors of the Independent Banks of South Carolina, a board member of the Economic Development Board of Aiken and Edgefield Counties, and a current member of the Aiken Rotary Club.

         Set forth below is also information about each of our company's and bank's other directors and executive officers. Each of the following directors has been a director of our company since our formation in 1997. Each director is also a director of our bank.

         Raymond D. Brown, 57, is a Class II director of our company. He resides in North Augusta, South Carolina and is a graduate of Auburn University where he received a Bachelors Degree in Building Construction. He is currently the president and chief executive officer of R.D. Brown Contractors, Inc., a general construction company specializing in commercial and industrial construction. He has served on the Chamber of Commerce Board and the NationsBank Advisory Board in North Augusta, South Carolina.

         Jean H. Covington, 44, is the controller and chief financial officer of our company and our bank. She resides in Aiken, South Carolina and graduated from Clemson University in 1979 with a bachelor of science degree in Financial Management. She received her Certified Public Accountant's license in 1982. In her career she has held senior financial positions with various companies and was an auditor with Arthur Andersen & Co. from 1979 - 1982. She has been responsible during her career for all financial and administrative management, accounting, budget, and treasury functions of the companies for which she has been the financial officer. In 1999, Ms. Covington attended the ABA Graduate School of Bank Investments and Financial Management at the University of South Carolina, Columbia. She is a member of the Central Chapter of CPA's, the South Carolina Association of CPAs, the American Institute of Certified Public Accountants and is also a member of First Presbyterian Church, Aiken.

         Alan J. George, 52, is a Class II director and vice chairman of our company and our bank. He served as the president and chief operating officer of our bank until March 26, 2001 when he became vice chairman. He is a resident of Aiken, South Carolina and a graduate of the University of South Carolina, Columbia where he received a Bachelors Degree in English. He is also a graduate of the Canon Trust School in Charlotte, North Carolina and the Stonier Graduate School of Banking. He graduated from the University of South Carolina School of Law in 1974. Mr. George is chairman of the Aiken Housing Committee, a member of the Salvation Army Boys & Girls Club Advisory Council, and a board member for the Salvation Army. He is also a member of the South Carolina Bar Association, the Aiken County Bar Association, the Aiken Rotary Club, and the St. Thaddeus Episcopal Church. He is a former member of the Board of the University of South Carolina Education Foundation, the Investment Policy Committee, the University of South Carolina Aiken Partnership Board and is past president and a former member of the executive committee of the Trust Division for the South Carolina Bankers Association. Mr. George is also a member of the Corporation, Banking and Securities Law Section of the South Carolina Bar Association.

         Charles E. Harmon, 70, is executive vice president and senior credit officer of our bank. He is a resident of Lexington County, South Carolina and a graduate of the University of South Carolina. Prior to joining People's Community Bank, he worked 31 years in banking with The First National Bank of South Carolina and South Carolina National Bank, retiring December 31, 1991. During his banking career he held positions as an installment loan officer, branch manager, city executive, commercial loan officer and from 1977 until retirement, head of loan administration. He is a graduate of The Graduate School of Banking of The South at Louisiana State University and a graduate of the National Commercial Lending Graduate School at the University of Oklahoma. Since retiring in 1991, he has owned and operated his own business consulting company, CEH Associates, Inc., working with several financial institutions in South Carolina. He is a member of the board of directors of Carolina Capital Investment Corporation. He is a member of Pisgah Lutheran Church where he serves on Church Council and as treasurer of the Pisgah Endowment Fund.

         Anthony E. Jones, 39, is a Class II director of our company. Mr. Jones is a resident of Augusta, Georgia. Mr. Jones majored in Finance at the University of Georgia, where he received a bachelor's degree in Business Administration. From 1985 to 1996 he was the general manager and treasurer of Gerald Jones VW Inc. and, since 1996, has been the president and chief executive officer of that company. He is also a member of the Augusta Country Club, and Warren Baptist Church in Augusta.

         L. Stephen Lineberry, 56, is the senior vice president of operations for our bank. He resides in North Augusta, South Carolina and attended Augusta College. He is also a graduate of the American Institute of Banking. Mr. Lineberry worked for Bankers First Data Services, Inc. from 1983 until 1996, serving as president and chief operating officer from 1990 until 1996. He is a retired member of the Georgia Army National Guard, and a member of the advisory board of the Georgia-Carolina Council of the Boy Scouts of America.

         Clark D. Moore, M.D., 57, is a Class I director of our company and is a resident of Aiken, South Carolina. Dr. Moore graduated from the University of Illinois under a Western Golf Association Evans Scholarship, a National Merit Scholarship and an Illinois State Scholarship. He received a Masters Degree from Loyola University, graduated with Honors in Medicine from the St. Louis University School of Medicine, and trained in general surgery and orthopedic surgery at the Medical College of Virginia. In 1993 he was awarded the Order of the Palmetto, the highest civilian award presented by the State of South Carolina. He is a member of the American Association of Orthopedic Surgery, the American Medical Association, the South Carolina Orthopedic Society, and the Eastern Orthopedic Association. He is a member of the board of trustees of the Aiken Regional Medical Centers Hospital and previously served on the board of directors of the Hitchcock Rehabilitation Center. Dr. Moore is the founder and senior partner of Carolina Orthopedic Associates P.A., founder and developer of the Aiken Medical Center, and founder of Preferred Care, a physician hospital organization. He is an active member of the Aiken Chamber of Commerce and a former member of the advisory board for NationsBank in Aiken, South Carolina.

         Margaret Holley-Taylor, 67, is a Class I director of our company. She is a resident of Aiken, South Carolina and the owner of Aiken Office Supply. Ms. Holley-Taylor received the "Small Business Person of the Year" award in 1986 and was a recipient of the Finalist Award as the "Aiken County Small Business Person of the Year" in 1991. She previously served on the NationsBank Advisory Board and the Partnership Board of the University of South Carolina, Aiken, and was on the board of directors for the Aiken Chamber of Commerce and the Aiken United Way, where she also served as treasurer for three years. She is a member of the Woodside Plantation Country Club, the Houndslake Country Club, the National Business Products Industry Association, and the Millbrook Baptist Church.

         Donald W. Thompson, 56, is a Class I director of our company and a resident of North Augusta, South Carolina. He has been president of Windsor Jewelers, Inc. since 1989 and has been active in the jewelry industry for more than 35 years. Mr. Thompson is a member of the Augusta Kiwanis.

         John B. Tomarchio, M.D., 49, is a Class I director of our company and a resident of Aiken, South Carolina. He graduated summa cum laude from Central Florida University with a Bachelors Degree in Microbiology and is a graduate of Louisiana State University Medical School. He also received specialty training at Tulane University Medical Center and the Medical College of Georgia and is board certified in Emergency Medicine. He is the founder and former president and chief executive officer of South Carolina Physicians Care, a physicians multi-specialty group. Dr. Tomarchio served as president of the Aiken County Medical Society and was appointed to the board of directors of the Aiken-Barnwell Mental Health Association by both South Carolina Governor Campbell and Governor Beasley. He was a member of the Aiken Judicial-Public Safety Commission, the City of Aiken Planning Commission, the Aiken County Indigent Care Commission, and the vice chairman of the Aiken Emergency Services Subcommittee. Dr. Tomarchio currently serves as senior physician with the Westinghouse Savannah River Company. He is also an active member of a number of professional associations including the Aiken County Medical Society, the South Carolina Medical Association, the American Medical Association, and the American College of Physicians.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation we paid to our chief executive officer, vice chairman, and president for the years ended December 31, 1999 through 2001. None of our other executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 2001.

                           Summary Compensation Table
                                                                                                Long Term
                                                                                              Compensation
                                                            Annual Compensation (1)             Awards (2)
                                                            -----------------------          --------------
                                                                          Other Annual      Number of Securities
Name and Principal Position               Year     Salary      Bonus      Compensation       Underlying Options
---------------------------               ----     ------      -----      ------------       ------------------

Tommy B. Wessinger                        2001     $48,958      --           $ 5,795                  --
    Chairman and Chief Executive          2000     $75,000      --           $ 4,358                  --
      Officer of the Company              1999     $75,000      --           $ 2,980              11,025 (2)
      and the Bank

Alan J. George                            2001     $90,000      --           $14,251                  --
    Vice Chairman of the Company          2000     $90,000      --           $12,872                  --
     and the Bank                         1999     $90,000      --           $13,825                  --

Thomas H. Lyles                           2001     $90,885      --           $ 4,800              21,000 (2)
    President and Chief Operating         2000       --         --             --                     --
     Officer of the Company and           1999       --         --             --                     --
     the Bank


(1) Our executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

(2) A 5% stock dividend was paid on March 1, 2001 and again on January 2, 2002. All share amounts have been adjusted for the effect of the stock dividends paid.

Employment Agreements

         We entered into employment agreements with both Mr. Wessinger and Mr. George for five year terms beginning March 3, 1997. At the end of each term, upon adoption of a resolution by our Board of Directors, each term shall be extended for an additional year so that each remaining term shall continue to be for five years unless either Mr. Wessinger or Mr. George provide written notice to fix their terms to finite terms of five years commencing with the later date of March 3, 1997, or the date of the latest Board resolution extending each term.

         Tommy B. Wessinger We entered into an employment agreement with Mr. Wessinger pursuant to which he serves as the chairman and chief executive officer of our company and our bank. The employment agreement provides a salary of $75,000 plus his yearly medical insurance premium. In addition, in lieu of salary before we opened the bank, in 1998 the company agreed to issue 5,250 shares of common stock to Mr. Wessinger for no additional consideration.

         Alan J. George We entered into an employment agreement with Mr. George pursuant to which Mr. George served as the president and chief operating officer of our company and our bank and will continue to serve as vice chairman of our bank. The employment agreement provides for a salary of $90,000 plus his yearly medical insurance premium.

         Both of these agreements provide that the executive will be eligible to participate in any management incentive program of our bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Each executive will also participate in our retirement, welfare and other benefit programs and is entitled to reimbursement for automobile expenses, club dues, and travel and business expenses. In addition, under the agreements, on each anniversary of the opening date of our bank, Mr. Wessinger and Mr. George will be eligible to receive a cash bonus in an amount determined by the disinterested directors. The amount of the bonuses will be based on performance levels established by our Board from time to time.

         Both agreements provide for certain benefits for Mr. George and Mr. Wessinger in the event of a change of control. If we terminate either Mr. Wessinger's or Mr. George's employment without cause or if Mr. Wessinger's or Mr. George's employment is terminated due to a sale, merger or dissolution of our company or our bank, we will be obligated to continue their salaries and bonuses for the first twelve months thereafter plus one-half of their salaries and bonuses for the second twelve months thereafter. Furthermore, we must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and our company must continue to provide medical benefits to Mr. Wessinger and Mr. George until they reach the age of 65.

         In addition, each employment agreement provides that following termination of their employment with our bank and for a period of twelve months thereafter, neither Mr. Wessinger, nor Mr. George, may (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Aiken County, (ii) solicit major customers of our bank for the purpose of providing financial services, or (iii) solicit employees of our bank for employment.

         Thomas H. Lyles Mr. Lyles began employment with us on March 26, 2001 as the president and chief operating officer of our bank. Mr. Lyles does not have a formal employment agreement.

Option Grants In Last Fiscal Year

         The following table sets forth information concerning the grant of stock options to the president and chief operating officer of our bank during the year ended December 31, 2001.

                                 Number of       Percent of
                                Securities     Total Options    Exercise or
                                Underlying       Granted to      Base Price
                                  Options       Employees in    (Dollars per     Expiration
                                  Granted       Fiscal Year        Share)           Date
                              ------------    ---------------   -------------- --------------


         Thomas H. Lyles         21,000              54%              $9.07        04/17/11


We also granted 38,750 options to employees pursuant to the People's Community Capital Corporation 1998 Stock Incentive Plan, approved by our board of directors and shareholders. We may grant options under the 1998 Stock Incentive Plan for up to 275,625 shares to our officers, directors, and employees. (All of these figures are adjusted for the 5% stock dividend we paid on January 2, 2002.)


Aggregated Option Exercise and Year-end Option Values


                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
Alan J. George                     42,748                  6,750               $   189,374           $   29,902
Thomas H. Lyles                     5,250                 15,750               $    23,257           $   69,773
Tommy B. Wessinger                 51,568                  8,955               $   228,446           $   39,671


(1) The last trade of which we are aware prior to December 31, 2001 was at $13.50. All options are exercisable at $9.07 per share making the value at $4.43 per share.


Director Compensation

         We issued stock options for 5,512 shares (as adjusted for stock dividends paid) of common stock to each of our outside director in 1998. These options are exercisable at $9.07 per share and vest over five years. Our bank paid a fee of $300 to the directors for each Board meeting attended in 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

General

         The following table shows how much common stock in our company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 15, 2002.

                                              Number of Shares                                % of Beneficial
                   Name                           Owned (1)       Right to Acquire (2)         Ownership(3)
                   ----                          ---------       --------------------      ---------------

       Raymond D. Brown                              18,585                 4,410                    2.20%
       Carolina First Investments, LP                52,368                   --                     5.02%
       Alan J. George                                   979                42,748                    4.03%
       Margaret Holley-Taylor                        19,293                 4,410                    2.26%
       Anthony E. Jones                              40,342                 4,410                    4.27%
       Thomas H. Lyles                                2,100                 5,250                    0.70%
       James D. McNair                               16,538                 4,410                    2.00%
       Clark D. Moore, M.D.                          38,036                 4,410                    4.05%
       Russell D. Phelon                             73,204                 4,410                    7.41%
       Donald W. Thompson                            19,625                 4,410                    2.29%
       John B. Tomarchio, M.D.                       21,223                 4,410                    2.45%
       Tommy B. Wessinger                            22,050                51,568                    6.73%

       Executive  officers and directors as a       283,440               154,486                   36.57%
       group (14 persons)

---------------------------

(1)      Includes shares for which the named person:
         o  has sole voting and investment power,
         o  has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options which vest by that date but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2001, the Board of Directors of the company held 12 meetings and the Board of Directors of the bank held 12 meetings. All of the directors of our company and our bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The company's board of directors has appointed a number of committees, including an audit committee and personnel and compensation committee. The audit committee is composed of Mr. Jones, as chairman, Mssrs. Phelon, and Moore, and Mrs. Holley-Taylor. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met three times in 2001.

         The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Operating under a written charter, the committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

                   Report of the Audit Committee of the Board

         The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. Jones, Phelon, Moore, and Mrs. Holley-Taylor.

Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during the company's 2001 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled $16,800.

Financial Information Systems Design and Implementation Fees

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees

         The aggregate fees billed for non-audit services rendered by the independent auditors during the Company's 2001 fiscal year totaled $1,350 for preparation of federal and state income tax returns and $1,950 for miscellaneous non-audit services. In addition, we engaged Elliott Davis Technology Solutions, LLC, an affiliate of Elliott Davis, LLP, to provide computer technical support services including purchase of computer equipment for which we paid Elliott Davis Technology Solutions, LLC $44,793.

Other Committees

         Our personnel and compensation committee is responsible for establishing the compensation plans for our bank employees. Its duties include the development with management of all benefit plans for employees of our bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 2001. Currently, the personnel and compensation committee is composed of Mr. Jones, as chairman, and Mssrs. Moore, and McNair.

         We do not have a nominating committee or a committee serving a similar function.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is the our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

         In 2001, construction was completed on the new corporate office and main branch in downtown Aiken. The building contract was signed with R.D. Brown Contractors of North Augusta for $1,085,435. R.D. Brown Contractors is owned by one of our directors, Raymond D. Brown. Total approximate cost of the project, including land and improvements, was $1,600,000.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, we believe that all such reports for these persons were filed in a timely fashion during 2001, except that John B. Tomarchio failed to file a Form 4 in connection with a transaction executed during 2001; this delinquency was corrected and filed with the SEC on February 13, 2002 on Form 5.


                              INDEPENDENT AUDITORS

         We have selected the firm of Elliott Davis L.L.P. to serve as the independent auditors to the company for the year ending December 31, 2002. We do not anticipate that a representative from this firm will be present at the meeting.

        SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2003 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 26, 2002. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.


March 25, 2002

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                          To be held on April 25, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Tommy B. Wessinger and Thomas H. Lyles, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of People's Community Capital Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the new office located at: 125 Park Avenue, S.W., Aiken, South Carolina 29801 on Thursday, April 25, 2002, at 5:15 p.m., and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" Proposal No. 1 to elect the four identified Class III directors to serve on the Board of Directors each for three-year terms.

1. PROPOSAL to elect the four identified Class III directors to serve for three year terms.

             Thomas H. Lyles
             James D. McNair
             Russell D. Phelon
             Tommy B. Wessinger

            |_|  FOR all nominees                |_|  WITHHOLD AUTHORITY
                 listed (except as marked to           to vote for all nominees
                 the contrary)

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

-----------------------------------------------------------------------------

                                        Dated:                           , 2002
                                              ---------------------------

                                        ----------------------------------------
                                        Signature of Shareholder(s)

                                        ----------------------------------------
                                        Please print name clearly

                                        ----------------------------------------
                                        Signature of Shareholder(s)

                                        ----------------------------------------
                                        Please print name clearly

                                        Please sign exactly as name or names
                                        appear on your stock certificate. Where
                                        more than one owner is shown on your
                                        stock certificate, each owner should
                                        sign. Persons signing in a fiduciary or
                                        representative capacity shall give full
                                        title. If a corporation, please sign in
                                        full corporate name by authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.